SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 APRIL 22, 1996

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 73-0271280

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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      INFORMATION TO BE INCLUDED IN REPORT

Item 5.    Other Events

      The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

      On  April  22,  1996,   registrant  issued  a  press  release  entitled
Halliburton Reports 35 Percent Earnings Increase pertaining, among other things, to an announcement that 1996 first quarter earnings increased 35 percent to $51.5 million or 45 cents per share, compared to $38.3 million or 33 cents per share, in the first quarter of 1995. Registrant reported revenues of $1.7 billion for the first quarter of 1996, a 30 percent increase over the 1995 first quarter revenues.

      The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 20, which exhibit is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

      List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

      (c)  Exhibits.

           Exhibit 20 - Press release dated April 22, 1996
















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HALLIBURTON COMPANY




Date:    April 25, 1996                   By: _______________________
                                                 Robert M. Kennedy
                                                 Vice President - Legal





























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                                  EXHIBIT INDEX



Exhibit                                                           Sequentially
Number                       Description                          Numbered Page

    20                       Press Release of
                             April 22, 1996                        5 of 8
                             Incorporated by Reference






























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